PROMISSORY NOTE # *2021-0302*

Principal Amount: $200,000

Date: March 15, 2021

Healthcare Business Resources, Inc., a Delaware corporation (the "**Maker**"), for value received, promises to pay to the order of ***Mark Huber*** (the "**Payee**") at such place that Payee may designate to Maker in writing from time to time the principal sum of ***two hundred thousand*** Dollars (***$200,000***) (the "**Principal**") payable with interest thereon from the date hereof computed on the basis of the actual number of days elapsed and a year of 360 days, at such rates as are hereinafter provided; said principal and interest to be paid without offset or deduction in lawful money of the United States of America which shall at the time of payment be legal tender in payment of all debts and dues, public and private, subject to the following terms and conditions:

1. <u>INTEREST RATE</u>

The principal amount hereof together with accrued unpaid interest shall bear interest, as adjusted at a rate calculated as provided herein. From the date hereof until the Maturity Date (defined below), interest shall accrue at the rate of two percent (3%) per annum.

2. <u>PAYMENTS AND MATURITY</u>

The Principal and all interest thereon, is due two hundred seventy (270) days from the date hereof ("**Maturity Date**").

3. <u>RIGHT TO PREPAY</u>

It is specifically agreed by Payee that Maker shall have the absolute right to prepay in whole, or in part, without premium or penalty, the indebtedness evidenced hereby, including all unpaid accrued interest. Any such prepayment shall be first applied to accrued interest with the remainder applied to the reduction of the principal balance hereof.

4. <u>NON-TRANSFERABLE</u>

Neither legal nor beneficial interest in this Promissory Note ("**Note**") or any rights hereunder shall be negotiated, assigned, sold nor in any way transferred by action of the Payee without the prior written consent of the Maker which shall not be withheld if Payee satisfies the Maker that the proposed transfer would not be in violation of any laws. However, nothing herein shall preclude this Note and any rights hereunder from being bequeathed or descending in accordance with the laws of descent and distribution or from being pledged as security for a bona fide loan.

5. <u>GENERAL PROVISIONS</u>

(a) Maker, for itself, its heirs, legal representatives, successors and assigns, hereby expressly waives presentment for payment, demand, notice of demand, notice of dishonor, protest and notice of protest.

(b) No extension of the time for payment of this Note, or any installment due hereunder, made by agreement with any person now or hereafter liable for the payment of this Note, shall operate to release, discharge, modify, change or affect the original liability of Maker under this Note, either in whole or in part, unless Payee agrees otherwise in writing. This Note may not be changed orally, but only by agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

(c) Maker hereby waives and renounces for itself, its heirs, legal representatives, successors and assigns, all rights to the benefits of any statute of limitations and any moratorium, reinstatement,

marshalling, forbearance, valuation, stay, extension, redemption, appraisement, exemption or homestead now provided, or which may hereafter be provided by the Constitution or laws of the United States of America or of any state thereof to and in all its property, real and personal, against the enforcement and collection of the obligations evidenced by this Note.

(d) This Note contains the entire understanding of the Maker and Payee, their affiliates and persons acting on their behalf with respect to the matters covered herein.

(e) This Note is intended to constitute a contract, shall be governed by and construed in accordance with the laws of the State of Florida applicable to contracts executed and performed in such State, without giving effect to conflict of law principles. All controversies, claims and matters of difference arising between the parties under this Note shall be submitted to binding arbitration in Palm Beach County, Florida under the Commercial Arbitration Rules of the American Arbitration Association (the "AAA") from time to time in force (to the extent not in conflict with the provisions set forth herein). This agreement to arbitrate shall be specifically enforceable under applicable law in any court of competent jurisdiction. Notice of the demand for arbitration shall be filed in writing with the other parties to this Agreement and with the AAA. Once the arbitral tribunal has been constituted in full, a hearing shall be held and an award rendered as soon as practicable. The demand for arbitration shall be made within a reasonable time after the claim, dispute or other matter in question has arisen, and the parties are not making progress toward a resolution. In no event shall it be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter would be barred by the applicable contractual or other statutes of limitations. The parties shall have reasonable discovery rights as determined by the arbitration. The award rendered by the arbitrators shall be final and judgment may be entered in accordance with applicable law and in any court having jurisdiction thereof. The decision of the arbitrators shall be rendered in writing and shall state the manner in which the fees and expenses of the arbitrators shall be borne. In any arbitration, action, lawsuit or proceeding brought to enforce or interpret the provisions of this Note and/or arising out of or relating to any dispute between the parties, the prevailing party with respect to each specific issue in a matter shall be entitled to recover all of his or its costs and expenses relating to such issue (including without limitation, reasonable attorney's fees and disbursements) in addition to any other relief to which such party may be entitled.

SIGNED, SEALED AND DELIVERED, by Maker the day and year first set forth above.

MAKER:

By:__________________________

Stephen Epstein, CEO
Healthcare Business Resources, Inc.